UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

Valpey-Fisher Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	1-4184	06-0737363
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)
75 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 435-6831

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2009, the Board of Directors of Valpey-Fisher Corporation (the “Company”) entered into an agreement with Michael J. Ferrantino, Jr., the Company's President and Chief Executive Officer effective November 1, 2009, which agreement provides that in the event of a change in control of the Company prior to December 31, 2010, the Company will pay him severance equal to two years' base salary, currently an aggregate of $350,000, if he is not employed as President and Chief Executive Officer of the new control entity.

The foregoing summary of the Ferrantino Change in Control Severance Agreement (“Agreement”) is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

This Agreement supersedes and terminates the Change in Control Retention Agreement, dated April 4, 2007 and amended effective August 7, 2008, between the Company and Mr.  Ferrantino, Jr.

Item 9.01.	Financial Statements and Exhibits.

	Exhibit No.	Description

	10.1	Change in Control Severance Agreement, dated October 21, 2009, between the Company and Michael J. Ferrantino, Jr.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valpey-Fisher Corporation

Date:	October 27, 2009	By:	/s/ Michael J. Kroll

Michael J. Kroll
Vice President, Treasurer and
Chief Financial Officer